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           SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C. 20549


                       FORM 8-K

                     CURRENT REPORT

            Pursuant to Section 13 or 15(d) of
            the Securities Exchange Act of 1934



                    MARCH 13, 1997
  --------------------------------------------------
  (Date of Report (Date of earliest event reported))


              SUBURBAN BANCORPORATION, INC.
 -----------------------------------------------------
 (Exact name of registrant as specified in it charter)


DELAWARE               0-64406           31-1385530
----------------    ------------    -------------------
(State or other     (Commission      (I.R.S. employer
 jurisdiction of    file number)    identification no.)
 incorporation)


10869 MONTGOMERY ROAD, CINCINNATI, OHIO        45242
----------------------------------------     ----------
(Address of principal executive offices)     (Zip code)


                  (513) 489-4888
          ---------------------------------------------------------
  (Registrant's telephone number, including area code)


                 NOT APPLICABLE
      ----------------------------------------------------------------
(Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS
         ------------

     On March 13, 1997, the Registrant and Fifth Third Bancorp announced the execution of a definitive merger agreement, pursuant to which the Registrant would be merged into Fifth Third and the offices of Suburban Federal Savings Bank, the Registrant's operating subsidiary, would be merged into The Fifth
Third Bank.

     The agreement provides that each outstanding share of Registrant common stock will be converted into .24357 shares of Fifth Third common stock (subject to possible adjustment) in a tax free exchange. The merger is subject to shareholder and regulatory approval and satisfaction of other conditions. The merger is expected to be completed in the third quarter of 1997.

     Copies of the Registrant's press release dated March 13, 1997 and the affiliation agreement are filed as exhibits to this report and are incorporated herein by reference.

     The foregoing information does not purport to be complete and is qualified in its entirety by reference to the exhibits to this report.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS
--------------------------------------------------------------

     The following is a list of exhibits filed with this Current
Report on Form 8-K.

  Exhibit No.            Description
  -----------            ----------------------------------------

     99.1                Press Release dated March 13, 1997
     99.2 Affiliation Agreement dated March 13, 1997 (without schedules, which the Registrant undertakes to furnish confidentially to the staff upon request)



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                     SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              SUBURBAN BANCORPORATION, INC.



Date: March 13, 1997          BY: /s/ Joseph F. Hutchison
                                  -----------------------------
                                  President